EXHIBIT A

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  September 27, 2007

                                         By: /s/ Kim M. Silva
                                             --------------------------
                                             Kim M. Silva

                                         Attorney-in-Fact for:

                                         SPO PARTNERS II, L.P.(1)
                                         SPO ADVISORY PARTNERS, L.P.(1)
                                         SAN FRANCISCO PARTNERS II, L.P.(1)
                                         SF ADVISORY PARTNERS, L.P.(1)
                                         SPO ADVISORY CORP.(1)
                                         JOHN H. SCULLY(1)
                                         WILLIAM E. OBERNDORF(1)
                                         WILLIAM J. PATTERSON(1)
                                         PHOEBE SNOW FOUNDATION, INC.(1)
                                         THE ELIZABETH R. & WILLIAM J.
                                            PATTERSON FOUNDATION(1)

                                         (1) A Power of Attorney
                                         authorizing Kim M. Silva to
                                         act on behalf of this
                                         person or entity is filed as
                                         Exhibit B.